V E R I S    R E S I D  E  N  T  I  A  L,    I N C.
NEWS RELEASE
For Immediate Release
Veris Residential, Inc.
Reports Second Quarter 2023 Results
Jersey City, New Jersey – (July 26, 2023) – Veris Residential, Inc. (NYSE: VRE) (the “Company”) today reported results for the second quarter 2023.
OPERATIONAL HIGHLIGHTS FOR SECOND QUARTER 2023
–Net loss available to common shareholders was $(0.30) per share.
–Core Funds from Operations (“Core FFO”) per share of $0.16.
–7,681-unit multifamily portfolio and Same Store 6,691-unit multifamily portfolio were 95.6% and 95.7% occupied, respectively, as of June 30, 2023.
–Same Store multifamily Blended Net Rental Growth Rate of 11.7% for the quarter.
–Same Store Net Operating Income ("NOI") increased by 21.8%, compared to the same quarter last year.
–Raising annual Same Store NOI growth guidance to a range of 10% to 12%.

LATEST ADVANCEMENTS CEMENT POSITION AS A PURE-PLAY MULTIFAMILY REIT

–Negotiated early redemption of Rockpoint interest in Veris Residential Trust for $520 million.

–Concurrently, entered into a $115 million term loan and $60 million revolving credit facility, of which, $115 million of the term loan and $25 million of the revolving credit facility were drawn as of July 26, 2023.
–Signed binding agreements for four non-strategic land plots, and Harborside 6 for $188 million.

–Reinstated a quarterly dividend of $0.05 per common share effective for the third quarter of 2023.

ESG

–Exceeded 50% Scope 1&2 reduction target for 2022 and the first company globally to achieve the WELL Equity Rating at the enterprise level.

Mahbod Nia, Chief Executive Officer, commented: "The negotiated early redemption of Rockpoint's interest substantially simplifies the Company`s overall structure while maximizing our strategic and operational flexibility. This latest advancement, alongside our continued progress with a further $188 million of assets under contract despite an extremely challenging transaction market, reflects a pivotal moment for the Company that cements our transformation to a multifamily REIT. With our transformation achieved, we will focus on building upon the outperformance of our Class A portfolio, which realized a 12% blended net rental growth rate during the quarter, optimizing our best-in-class operational platform, and working closely with the Board of Directors to maximize value for our shareholders."

FINANCIAL HIGHLIGHTS
Net (loss)/income available to common shareholders for the quarter ended June 30, 2023, was $(0.30) per share, compared to $0.25 per share, for the quarter ended June 30, 2022.

For the second quarter 2023, Core FFO was $15.8 million, or $0.16 per share, compared to $15.3 million, or $0.15 per share, for the quarter ended June 30, 2022. Similarly, Core FFO was $14.9 million, or $0.15 per share for the quarter ended March 31, 2023.
For more information and a reconciliation of FFO, Core FFO, Core AFFO, Adjusted EBITDA and NOI to net income (loss) attributable to common shareholders, please refer to the following pages and the Company’s Supplemental Operating and Financial Data package for the second quarter of 2023. Please note that all presented per share amounts are on a diluted basis.

For the six months ended June 30, Same Store NOI was up 18.9% compared to last year due to increased in-place rents across the portfolio as well as the successful resolution of two tax appeals in our Jersey City multifamily portfolio. Sequential Same Store NOI was up 13.1% driven by higher rents and lower real estate taxes.

The following table presents percentage changes in Same Store Residential rental revenue, operating expenses and NOI for the three months ended June 30, 2023, compared to the three months ended June 30, 2022, and the prior quarter.

	Three Months Ended June 30,			Sequential
	2023	2022	%	Q2 2023	Q1 2023%
Total Property Revenue	$60,336	$53,250	13.3%	$60,336	$57,747	4.5%
Controllable Expenses	10,764	10,225	5.3%	10,764	10,475	2.8%
Non-Controllable Expenses	8,299	9,126	(9.1)%	8,299	10,794	(23.1)%
Total Property Expenses	19,063	19,351	(1.5)%	19,063	21,269	(10.4)%
Same Store NOI	$41,273	$33,899	21.8%	$41,273	$36,478	13.1%
MULTIFAMILY PORTFOLIO HIGHLIGHTS
As of June 30, the Company’s operating multifamily portfolio is comprised of 7,681-units and the Same Store portfolio comprised 6,691-units.

	June 30, 2023	March 31, 2023
Operating Units	7,681	7,681
% Physical Occupancy	95.6%	95.9%
Same Store Units	6,691	6,691
Same Store Occupancy	95.7%	96.0%
Same Store Blended Rental Growth Rate	11.7%	10.7%
Same Store Blended Rental Growth Rate (YTD)	11.2%	11.2%
Average Rent per Home	$3,734	$3,621

TRANSACTION ACTIVITY

The Company closed on $525 million of non-strategic sales in 2023 so far:
•In February, the Company closed on the sale of its Port Imperial Hotels for $97 million, fully exiting the hotel segment.
•In March, the Company closed on a land parcel located at 101 Columbia Road for approximately $8 million.
•In April, the Company closed the sale of Harborside 1, 2, & 3 for an aggregate price of $420 million, releasing approximately $360 million of net proceeds.

Currently, the Company has $205 million of non-strategic assets under binding contract:

Asset	Land/Commercial	Gross Price (000s)
Harborside 6	Commercial	$46,000
107 Morgan Street	Land	$61,000
2/3 Campus	Land	$23,000
Harborside 4	Land	$58,000
23 Main Street	Commercial	$17,000

BALANCE SHEET/CAPITAL MARKETS
On July 25, the Company purchased and redeemed the preferred units and certain other ownership interests ("Put/Call Interests") from Rockpoint and its affiliates in Veris Residential Trust for $520 million. Concurrently, the Company entered into a transitional $60 million revolving credit facility (the "Revolver"), of which $25 million was drawn as of July 26, 2023, and $115 million term loan agreement (the "Term Loan" and collectively, the "Facility") to fund the buyout of Rockpoint`s interest and provide corporate liquidity. The Facility has a 1-year term and carries a initial borrowing rate of SOFR+ 360 bps with a 25 bps increase every 90 days. The Facility requires that all excess cash proceeds from dispositions and financings be used to repay the term loan. The Facility can be extended by 6 months at the maturity date if the term loan has been repaid by 50%.

As of June 30, 2023, the Company had a Debt-to-Undepreciated Assets ratio of 43.2% and Net-Debt-to-EBITDA of 8.6x.

As of June 30, 2023, 99% of the Company`s total debt portfolio (consolidated and unconsolidated) is hedged or fixed. The Company`s total debt portfolio has a weighted average rate of 4.4% and weighted average maturity of 3.6 years.

As of July 26, 2023, the Company had a Net-Debt-to-EBITDA of 13.3x and total liquidity of approximately $55 million comprised of availability under its new revolving line of credit and unrestricted cash.

OPERATIONAL GUIDANCE

The Company is raising its growth projection ranges for 2023 shown below (compared to the full year 2022 Same Store NOI). The Company`s initial Same Store NOI growth projection range was 4-6% for 2023. Rental revenue growth has continued to exceed management`s expectations in the New Jersey Waterfront market.

Operational Guidance	Low		High
Same Store Revenue Growth	8%	-	10%
Same Store Expense Growth	4%	-	6%
Same Store NOI Growth	10%	-	12%

DIVIDEND POLICY

Given the recent advancements in our strategic transformation, the Board of Directors approved a quarterly dividend of $0.05 per common share to be paid on October 10, 2023, to shareholders of record as of September 30, 2023.

ESG

During the quarter, the Company released its 2022 ESG report detailing the progress it has made in becoming a more responsible, sustainable, and inclusive owner, operator, and developer, while continuing its pursuit of long-term value creation for shareholders.

The Company has exceeded its previously announced target to reduce its Scope 1 and 2 emissions by 50% by 2030 (compared to 2019), a goal which was validated by the SBTi. The Company has been recognized as the first company globally to receive the WELL Equity Rating across its managed portfolio, as well as for its corporate headquarters.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION
An earnings conference call with management is scheduled for July 27, 2023, at 9:00 a.m. Eastern Time, and will be broadcast live via the Internet at: http://investors.verisresidential.com/corporate-overview.

The live conference call is also accessible by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international) and requesting the Veris Residential second quarter 2023 earnings conference call.

The conference call will be rebroadcast on Veris Residential, Inc.’s website at:
http://investors.verisresidential.com/corporate-overview beginning at 9:00 a.m. Eastern Time on July 27, 2023.

A replay of the call will also be accessible July 27, 2023 through August 27, 2023 by calling (844) 512-2921 (domestic) or (412) 317-6671 (international) and using the passcode, 13739320.
Copies of Veris Residential, Inc.’s second quarter 2023 Form 10-Q and second quarter 2023 Supplemental Operating and Financial Data are available on Veris Residential, Inc.’s website, as follows:

Second Quarter 2023 Form 10-Q:
http://investors.verisresidential.com/sec-filings
Second Quarter 2023 Supplemental Operating and Financial Data:
https://investors.verisresidential.com/financial-information
In addition, once filed, these items will be available upon request from:
Veris Residential, Inc. Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

NON-GAAP FINANCIAL MEASURES
Included in this press release are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, each a “non-GAAP financial measure,” measuring Veris Residential, Inc.’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Veris Residential, Inc. believes these metrics can be a useful measure of its performance which is further defined below.
For reconciliation of FFO and Core FFO to Net Income (Loss), please refer to the following pages. For reconciliation of NOI, and Adjusted EBITDA to Net Income (Loss), please refer to the Company’s disclosure in the Quarterly Financial and Operating Data package for the second quarter 2023.
FFO
FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.
FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“Nareit”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.
Core FFO and Adjusted FFO ("AFFO")
Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Adjusted FFO ("AFFO") is defined as Core FFO less (i) recurring tenant improvements, leasing commissions, and capital expenditures, (ii) straight-line rents and amortization of acquired above/below market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. Core FFO and Adjusted AFFO are presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO and Adjusted FFO are non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO and Adjusted FFO, the Company's measures of Core FFO may not be comparable to the Core FFO and Adjusted FFO reported by other REITs. A reconciliation of net income per share to Core FFO and Adjusted FFO in dollars and per share are included in the financial tables accompanying this press release.
NOI and Same Store NOI
NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed.
Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.
Blended Net Rental Growth Rate
Weighted average of the net effective change in rent (inclusive of concessions) for a lease with a new resident or for a renewed lease compared to the rent for the prior lease of the identical apartment unit.

ABOUT THE COMPANY
Veris Residential, Inc. is a forward-thinking, environmentally- and socially-conscious real estate investment trust (REIT) that primarily owns, operates, acquires, and develops holistically-inspired, Class A multifamily properties that meet the sustainability-conscious lifestyle needs of today's residents while seeking to positively impact the communities it serves and the planet at large. The company is guided by an experienced management team and Board of Directors and is underpinned by leading corporate governance principles, a best-in-class and sustainable approach to operations, and an inclusive culture based on equality and meritocratic empowerment.
For additional information on Veris Residential, Inc. and our properties available for lease, please visit http:// www.verisresidential.com/.
The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.
We consider portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Investors
Anna Malhari
Chief Operating Officer
investors@verisresidential.com
Media
Amanda Shpiner/Grace Cartwright
Gasthalter & Co.
212-257-4170
veris-residential@gasthalter.com

Veris Residential, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	Three Months Ended June 30		Six Months Ended June 30
REVENUES	2023	2022	2023	2022
Revenue from leases	$61,909	$47,313	$121,747	$91,256
Real estate services	643	896	1,554	1,807
Parking income	4,796	4,173	9,129	7,760
Other income	1,381	1,431	3,258	2,491
Total revenues	68,729	53,813	135,688	103,314

EXPENSES
Real estate taxes	7,860	7,911	18,980	16,201
Utilities	2,379	1,895	4,882	4,247
Operating services	14,044	13,100	26,307	25,964
Real estate services expenses	4,389	2,920	6,332	5,283
General and administrative	9,582	11,527	19,865	30,976
Transaction related costs	3,319	1,345	4,347	1,345
Depreciation and amortization	23,684	21,015	47,331	39,456
Land and other impairments, net	—	3,900	3,396	6,832
Total expenses	65,257	63,613	131,440	130,304

OTHER (EXPENSE) INCOME
Interest expense	(21,692)	(14,741)	(43,706)	(26,348)
Interest cost of mandatorily redeemable noncontrolling interests	(13,390)	—	(13,390)	—
Interest and other investment income	3,927	189	4,043	347
Equity in earnings of unconsolidated joint venture	2,700	2,638	2,633	2,151
Gain (loss) on disposition of developable land	—	55,125	(22)	57,748
Loss from extinguishment of debt, net	(2,657)	(129)	(2,657)	(129)
Other income, net	853	—	2,851	—
Total other (expense) income, net	(30,259)	43,082	(50,248)	33,769
(Loss) Income from continuing operations	(26,787)	33,282	(46,000)	6,779
Discontinued operations:
Income from discontinued operations	140	5,808	2,344	25,948
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	(3,488)	(4,440)	(2,709)	(2,604)
Total discontinued operations, net	(3,348)	1,368	(365)	23,344
Net (loss) Income	(30,135)	34,650	(46,365)	30,123
Noncontrolling interests in consolidated joint ventures	636	784	1,223	1,758
Noncontrolling interests in Operating Partnership from continuing operations	2,384	(2,568)	4,696	305
Noncontrolling interests in Operating Partnership in discontinued operations	298	(127)	22	(2,102)
Redeemable noncontrolling interests	(617)	(6,366)	(6,983)	(12,803)
Net (loss) Income available to common shareholders	$(27,434)	$26,373	$(47,407)	$17,281

Basic earnings per common share:
Loss from continuing operations	$(0.27)	$0.24	$(0.56)	$(0.11)
Discontinued operations	$(0.03)	$0.01	$0.00	$0.23
Net loss available to common shareholders	$(0.30)	$0.25	$(0.56)	$0.12

Diluted earnings per common share:
(Loss) Income from continuing operations	$(0.27)	$0.24	$(0.56)	$(0.11)
Discontinued operations	$(0.03)	0.01	0.00	0.23
Net (loss) income available to common shareholders	$(0.30)	$0.25	$(0.56)	$0.12

Basic weighted average shares outstanding	91,873	91,027	91,551	90,989

Diluted weighted average shares outstanding	100,854	100,352	100,691	100,171

Veris Residential, Inc.
Statements of Funds from Operations and Core FFO
(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Net (loss)/gain available to common shareholders	$(27,434)	$26,373	$(47,407)	$17,281
Add (deduct): Noncontrolling interests in Operating Partnership	(2,384)	2,568	(4,696)	(305)
Noncontrolling interests in discontinued operations	(298)	127	(22)	2,102
Real estate-related depreciation and amortization on continuing operations (a)	26,064	23,413	52,053	44,352
Real estate-related depreciation and amortization on discontinued operations	275	6,863	5,231	14,784
Discontinued operations: Realized losses and unrealized losses on disposition of rental property, net	3,488	4,440	2,709	2,604
Funds from operations (b)	$(289)	$63,784	$7,868	$80,818

Add (Deduct):
Loss from early extinguishment of debt, net	2,657	129	2,669	6,418
Land and other impairments	—	3,900	3,396	6,832
(Gain)/loss on disposition of developable land	—	(55,125)	22	(57,748)
Rebranding and Severance/Compensation related costs	817	1,225	1,781	8,867
Redemption value adjustment to mandatorily redeemable noncontrolling interests	7,641	—	7,641	—
Lease breakage fee, net	—	—	—	(22,664)
Interest derivative	1,619	(2)	2,752	(2)
Dead deal and transaction-related costs	3,319	1,345	4,347	1,345
Core FFO	$15,764	$15,256	$30,476	$23,866

Diluted weighted average shares/units outstanding (c)	100,854	100,352	100,691	100,171

Funds from operations per share/unit-diluted	$0.00	$0.64	$0.08	$0.81

Core funds from operations per share/unit-diluted	$0.16	$0.15	$0.30	$0.24

Dividends declared per common share	$—	$—	$—	$—

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$(2,339)	$(2,243)	$(4,431)	$(5,492)
Tenant improvements & leasing commissions (d)	(195)	(1,611)	(547)	(6,261)
Tenant improvements & leasing commissions on space vacant for more than a year	302	(9,606)	(434)	(15,898)
Straight-line rent adjustments (e)	893	1,981	(360)	6,627
Amortization of (above)/below market lease intangibles, net	(49)	4	(79)	(106)
Amortization of stock compensation	3,614	3,019	5,761	5,638
Amortization of lease inducements	—	37	15	75
Non real estate depreciation and amortization	199	325	584	650
Amortization of deferred financing costs	621	1,181	1,832	2,358

(a)
Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest of $2,579 and $2,572 for the three months ended June 30, 2023 and 2022, respectively and $5,155 and $5,243 for the six months ended June 30, 2023 and 2022, respectively. Excludes non-real estate-related depreciation and amortization of $199 and $325 for the three months ended June 30, 2023 and 2022, respectively, and $584 and $650 for the six months ended June 30, 2023 and 2022, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See "Information About FFO" in this release.
(c)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 8,651 and 8,620 shares for the three months ended June 30, 2023 and 2022, respectively, and 8,897 and 8,642 for the six months ended June 30, 2023 and 2022, respectively, plus dilutive Common Stock Equivalents (i.e. stock options).

(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)
Includes free rent of $642 and $1,917 for the three months ended June 30, 2023 and 2022, respectively and $3,867 and $4,118 for the six months ended June 30, 2023 and 2022, respectively. Also includes the Company's share from unconsolidated joint ventures of $(13) and $(319) for the three months ended June 30, 2023 and 2022, respectively and $13 and $(624) for the six months ended June 30, 2023 and 2022, respectively.

Veris Residential, Inc.
Statements of Funds from Operations (FFO) and Core FFO per Diluted Share
(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Net (loss)/gain available to common shareholders	$(0.27)	$0.26	$(0.47)	$0.17
Add (deduct):Real estate-related depreciation and amortization on continuing operations (a)	(0.02)	0.03	(0.05)	0.00
Noncontrolling interests in discontinued operations	0.00	0.00	0.00	0.02
Real estate-related depreciation and amortization on discontinued operations	0.26	0.23	0.52	0.44
Real estate-related depreciation and amortization on continuing operations	0.00	0.07	0.05	0.15
Real estate-related depreciation and amortization on discontinued operations	0.03	0.04	0.03	0.03
Funds from operations (b)	$0.00	$0.64	$0.08	$0.81

Add (Deduct):
Loss from early extinguishment of debt, net	0.03	0.00	0.03	0.06
Land and other impairments	0.00	0.04	0.03	0.07
(Gain) on disposition of developable land	0.00	(0.55)	0.00	(0.58)
Rebranding and Severance/Compensation related costs	0.01	0.01	0.02	0.09
Redemption value adjustment to mandatorily redeemable noncontrolling interests	0.08	0.00	0.08	0.00
Lease breakage fee, net	0.00	0.00	0.00	(0.23)
Amortization of derivative premium	0.02	0.00	0.03	0.00
Dead Deal and Transaction related costs	0.03	0.01	0.04	0.01
Core FFO	$0.16	$0.15	$0.30	$0.24

Diluted weighted average shares/units outstanding (c)	100,854	100,352	100,691	100,171

(a)	Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest of $(0.03) and $(0.03) for the three months ended June 30, 2023 and 2022, respectively, and $(0.05) and $(0.05) for the six months ended June 30, 2023 and 2022, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See "Information About FFO" in this release.
(c)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 8,651 and 8,620 shares for the three months ended June 30, 2023 and 2022, respectively, and 8,897 and 8,642 for the six months ended June 30, 2023 and 2022, respectively, plus dilutive Common Stock Equivalents (i.e. stock options).

Veris Residential, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

ASSETS	June 30, 2023	December 31, 2022
Rental property
Land and leasehold interests	$483,195	$492,204
Buildings and improvements	2,845,193	3,332,315
Tenant improvements	40,809	122,509
Furniture, fixtures and equipment	100,803	99,094
	3,470,000	4,046,122
Less – accumulated depreciation and amortization	(438,113)	(631,910)
	3,031,887	3,414,212
Real estate held for sale, net	122,690	193,933
Net investment in rental property	3,154,577	3,608,145
Cash and cash equivalents	396,940	26,782
Restricted cash	27,614	20,867
Investments in unconsolidated joint ventures	122,435	126,158
Unbilled rents receivable, net	7,808	39,734
Deferred charges and other assets, net	58,961	96,162
Accounts receivable	4,498	2,920
Total Assets	$3,772,833	$3,920,768

LIABILITIES & EQUITY
Mortgages, loans payable and other obligations, net	$1,820,981	$1,903,977
Mandatorily redeemable noncontrolling interests	487,619	—
Dividends and distributions payable	72	110
Accounts payable, accrued expenses and other liabilities	53,239	72,041
Rents received in advance and security deposits	15,710	22,941
Accrued interest payable	6,963	7,131
Total Liabilities	$2,384,584	$2,006,200

Redeemable noncontrolling interests	40,231	515,231

Equity:
Veris Residential, Inc. stockholders’ equity:
Common stock, par value, shares authorized, and shares outstanding	918	911
Additional paid-in capital	2,540,309	2,532,182
Dividends in excess of net earnings	(1,348,792)	(1,301,385)
Accumulated other comprehensive income	4,518	3,977
Total Veris Residential, Inc. Stockholders’ Equity	$1,196,953	$1,235,685

Noncontrolling interests in subsidiaries:
Operating Partnership	115,307	126,109
Consolidated joint ventures	35,758	37,543
Total Noncontrolling Interests in Subsidiaries	151,065	163,652
Total Equity	1,348,018	1,399,337
Total Liabilities and Equity	$3,772,833	$3,920,768